UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 20, 2006
                                                         -----------------


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

                                    Virginia
                         (State or other jurisdiction of
                         incorporation or organization)


   001-05767                                                   54-0493875
   ---------                                                   ----------
  (Commission                                               (I.R.S. Employer
   File No.)                                               Identification No.)


                  9950 Mayland Drive, Richmond, Virginia 23233
               (Address of principal executive offices) (Zip Code)


                                 (804) 527-4000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement.

On February 20, 2006, the Compensation and Personnel Committee (the "Committee") of the Board of Directors of Circuit City Stores, Inc. (the "Company") approved compensation changes under the existing Employment Agreement between the Company and Philip J. Schoonover. These changes are effective March 1, 2006 in connection with the promotion of Mr. Schoonover to Chief Executive Officer and President. The Committee made these changes in consultation with the compensation consultant to the Committee, after a review of performance and competitive market data.

Mr. Schoonover's base salary was increased from $725,000 to $900,000. Beginning with fiscal year 2007, his target bonus was increased from 90% of base salary to 100% of base salary. The Committee also provided Mr. Schoonover with an increase in relocation allowance up to $50,000, net of taxes.

Under the Circuit City Stores, Inc. 2003 Stock Incentive Plan (the "Plan"), the Committee awarded the following stock option and restricted stock grants to Mr.
Schoonover: (1) a non-qualified stock option to purchase 1,000,000 shares of the Company's common stock vesting one-third on each of the third, fourth and fifth anniversaries of the grant date and expiring ten years from the grant date; (2) a grant of 15,000 shares of time-based restricted stock vesting 100% on July 1, 2009; and (3) a grant of 15,000 shares of performance-accelerated restricted stock that will vest on July 1, 2009 with a provision for accelerated vesting based upon attainment of operating profit margin at the levels set for the
Company's current long-term incentive program. The effective date of grant of the stock options, time-based restricted stock and performance-accelerated restricted stock grants is March 1, 2006. The stock options will be non-statutory stock options and the exercise price for the options shall be 100% of the Fair Market Value (as defined in the Plan) on the date of grant.

The equity awards to Mr. Schoonover will be subject to the terms and conditions under the Form of Performance Accelerated Restricted Stock Award letter, Form of Time-Based Restricted Stock Award letter and Form of Non-Qualified Stock Option Grant letter on file with the Securities and Exchange Commission as Exhibits 10.1, 10.2 and 10.3 to the Company's Form 8-K filed on June 23, 2005.






                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CIRCUIT CITY STORES, INC.



                                       By:      /s/ Reginald D. Hedgebeth
                                            -----------------------------------
                                       Reginald D. Hedgebeth
                                       Senior Vice President, General Counsel &
                                       Secretary



Date:    February 23, 2006